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Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
Avistar Communications Corporation:

We consent to the incorporation by reference herein of our report dated January 16, 2004 (except as to Note 3, which is as of February 27, 2004), with respect to the consolidated balance sheets of Avistar Communications Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Avistar Communications Corporation. The 2001 financial statements and financial statement schedule of Avistar Communications Corporation were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements and financial statement schedule in their report dated January 23, 2002 (except with respect to a certain matter as to which the date is February 27, 2002).

/s/  KPMG LLP
Mountain View, California
May 19, 2004

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  Exhibit 23.2
Consent of Independent Auditors